UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2014

Cole Credit Property Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51962	20-0939158
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016
(Address of principal executive offices)
(Zip Code)

(602) 778-8700
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 28, 2014, the Board of Directors (the “Board”) of Cole Credit Property Trust, Inc. (the “Company”) increased the size of the Board from three to four members, and appointed Ms. Robin A. Ferracone as a director of the Company, effective immediately. Ms. Ferracone will serve as a director until the Company’s 2014 Annual Meeting of Stockholders and until her successor is duly elected and qualifies, or until her earlier resignation or removal in accordance with the Company’s organizational documents and applicable law. Ms. Ferracone was appointed in anticipation of the Board’s investigation of potential liquidity strategies.
In connection with her service as a director of the Company, Ms. Ferracone will receive an annual retainer in the amount of $25,000. Ms. Ferracone will also receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at each meeting of the Board. The election of Ms. Ferracone as a director was not made pursuant to any arrangement or understanding between Ms. Ferracone and any other person. There are no related party transactions involving Ms. Ferracone that are reportable under Item 404(a) of Regulation S-K. The Company is not aware of any family relationship among Ms. Ferracone and any directors or executive officers of the Company. A description of Ms. Ferracone’s background is set forth below.
Ms. Ferracone, age 60, is founder and chief executive officer of Farient Advisors (“Farient”), an independent executive compensation and performance consulting firm. Prior to forming Farient in 2007, Ms. Ferracone was president of the Human Capital business of Mercer Human Resource Consulting (“Mercer”), a business which included talent and compensation consulting, software, and data services globally. Before that role, Ms. Ferracone was chairman of the U.S. West Region for Mercer's parent company, Marsh & McLennan Companies, market leader and worldwide partner at Mercer, president and chairman of SCA Consulting, a firm she co-founded in 1985 and sold to Mercer in 2001, and strategy consultant at Booz Allen & Hamilton. With more than 30 years of consulting experience, Ms. Ferracone has advised clients in the areas of business and talent strategies, executive compensation, value management, and performance measurement. Ms. Ferracone is the author of “Fair Pay Fair Play: Aligning Executive Performance and Pay.” She is a frequent presenter for organizations such as the Council of Institutional Investors and the National Association of Corporate Directors, and testified before a Congressional sub-committee in Washington, D.C. regarding the salary of the President of the United States. In 2011, Ms. Ferracone was named to the NACD Director 100 as one of the most influential people in corporate governance and the boardroom. Ms. Ferracone has served as an independent director of American Realty Capital Daily Net Asset Value Trust, Inc. and as an independent trustee of American Real Estate Income Fund since May 2012. Ms. Ferracone served as an independent director of American Realty Capital Trust V, Inc. from January 2013 until April 2013 and served as an independent director of American Realty Capital Properties, Inc. from October 2012 until the close of its merger with American Realty Capital Trust III, Inc. in February 2013. Ms. Ferracone is currently a member of the Duke University Board of Trustees, the PayScale Board (a venture-backed company), The Committee of 200, and the World Presidents’ Organization. Ms. Ferracone received an M.B.A. from the Harvard Business School, where she was a Baker Scholar, and a B.A. summa cum laude in Management Science and Economics from Duke University, where she was elected to Phi Beta Kappa. The Company believes that Ms. Ferracone’s prior experience as an independent director and her extensive corporate governance and executive compensation consulting experience make her well qualified to serve as a member of the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2014	COLE CREDIT PROPERTY TRUST, INC.
	By:	/s/ D. Kirk McAllaster, Jr.
	Name:	D. Kirk McAllaster, Jr.
	Title:	Executive Vice President, Chief Financial Officer
and Treasurer
Principal Financial Officer

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